EXHIBIT 10.34

RECOURSE LIABILITY AGREEMENT
This RECOURSE LIABILITY AGREEMENT (this “Agreement”), is made as of March 9, 2015 by ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”), ASHFORD TRS PIER HOUSE LLC, a Delaware limited liability company (“Operating Lessee”), ASHFORD PIER HOUSE LP, a Delaware limited partnership (“Borrower”; Borrower, Operating Lessee and Guarantor are each individually a “Recourse Liability Party” and collectively, “Recourse Liability Parties”), to and for the benefit of CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, a banking corporation organized under the laws of the Republic of France, having an office at 1301 Avenue of the Americas, New York, New York 10019, as agent (in such capacity, “Agent”) for Lenders as more particularly set forth in the Loan Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
W I T N E S S E T H:
WHEREAS, Recourse Liability Parties have requested that Lenders make, and Agent administer, a loan in the original principal amount of $70,000,000 to Borrower (the “Loan”) pursuant to that certain Loan Agreement (the “Loan Agreement”) dated as of the date hereof among Borrower, Operating Lessee, Agent and Lenders, which Loan is evidenced by that certain Amended and Restated Renewal Promissory Note (the “Note”) dated as of the date hereof in the principal amount of $70,000,000 by Borrower in favor of Agent, and secured by, among other things, that certain Amended and Restated Fee and Leasehold Mortgage, Security Agreement, Financing Statement, Fixture Filing, and Assignment of Rents dated as of the date hereof by Borrower in favor of Agent and joined by Operating Lessee (the “Mortgage”) encumbering, inter alia, certain real property and improvements located in Monroe County, Florida (the “Premises”, as such defined term is more particularly described in the Loan Agreement);
WHEREAS, Guarantor and Operating Lessee are Affiliates of Borrower and will obtain substantial benefits from Lenders making, and Agent administering, the Loan; and
WHEREAS, to induce Lenders to make, and Agent to administer, the Loan, Recourse Liability Parties have agreed to indemnify and compensate Agent and Lenders as hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by all parties, Recourse Liability Parties agree as follows:
Section 1.Recourse Liability Events. Recourse Liability Parties hereby irrevocably, unconditionally, absolutely, jointly and severally agree to indemnify and hold harmless Agent and Lenders from and against any and all loss, cost, damage, liability or expense, including reasonable attorney’s fees and disbursements, suffered or incurred by Agent or Lenders by reason of the occurrence of any of the Recourse Liability Events.

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Section 2.    Full Recourse Events. Guarantor hereby irrevocably, unconditionally, absolutely agrees that it shall, upon the occurrence of any Full Recourse Event, assume and be responsible for the prompt and complete observance, fulfillment and performance of all of the Obligations of Borrower and Operating Lessee under the Loan Documents, including the making of all payments of all principal, Interest, Additional Interest and other sums evidenced by the Note (so that it shall become jointly and severally liable for such Obligations with Borrower and Operating Lessee). Such assumption and responsibility shall occur automatically upon the occurrence of any Full Recourse Event without further action on the part of any Person.
Section 3.    Termination. The obligations of Recourse Liability Parties under this Agreement shall terminate upon the actual and irrevocable receipt by Agent of payment in full of all of the Obligations.
Section 4.    Application of Amounts Realized. In the event Agent has caused a foreclosure sale or has otherwise caused a transfer of the Premises, Agent shall not be required to apply any net proceeds of any such sale on account of any sums which are the subject of any obligation of Recourse Liability Parties pursuant to this Agreement unless such net proceeds shall be in excess of the amount which would satisfy in full all of the Obligations (other than obligations of Recourse Liability Parties arising pursuant to this Agreement), in which case Agent shall apply such excess, if any, on account of any sums which are the obligation of Recourse Liability Parties pursuant to this Agreement.
Section 5.    Default Rate. Any amount payable by any Recourse Liability Party that is not paid by Recourse Liability Parties within five (5) Business Days after written demand therefor from Agent shall bear interest from the date of such demand at the Default Rate.
Section 6.    Representations and Warranties. Each Recourse Liability Party represents and warrants with respect to each such Recourse Liability Party only to Agent and Lenders (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Agreement) that:
(a)    Such Recourse Liability Party that is not an individual is a corporation or limited partnership or limited liability company (as recited in the preamble to this Agreement) duly formed, validly existing and in good standing pursuant to the laws of its state of formation (which state of formation is as recited in the preamble to this Agreement), and is qualified to do business in each other jurisdiction where such qualification is necessary to carry out its business.
(b)    Such Recourse Liability Party has the power and requisite authority and is duly authorized to execute and deliver this Agreement and perform its obligations under this Agreement and the other Loan Documents to which it is a party.
(c)    This Agreement constitutes the legal, valid and binding obligation of such Recourse Liability Party, enforceable against such Recourse Liability Party in accordance with its terms.

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(d)    Neither the execution and delivery of this Agreement, nor consummation of any of the transactions herein contemplated nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule or regulation to which such Recourse Liability Party is subject or any judgment, decree, license, order or permit applicable to such Recourse Liability Party, or will conflict or be inconsistent with, or will result in any breach of any of the terms of the covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of a Lien (except liens in favor of Agent or Lenders) upon any of the property or assets of such Recourse Liability Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Recourse Liability Party is a party or by which such Recourse Liability Party may be bound, or to which such Recourse Liability Party may be subject, or violate any provision of any organizational document of such Recourse Liability Party.
(e)    All consents, approvals, authorizations or orders of any Person, court or Governmental Authority or any third party that are required in connection with the execution and delivery by such Recourse Liability Party of this Agreement or to consummate the transactions contemplated hereby have been obtained and are in full force and effect. Such Recourse Liability Party is not in default with respect to any law, statute, rule, regulation, judgment, license, permit, order, writ injunction or decree of any court or Governmental Authority applicable to such Recourse Liability Party.
(f)    There are no actions, suits or proceedings at law or at equity, pending or, to such Recourse Liability Party’s knowledge, threatened against or affecting such Recourse Liability Party which involve or might involve the validity or enforceability of this Agreement or which is reasonably likely to materially adversely affect the financial condition of such Recourse Liability Party or the ability of such Recourse Liability Party to perform any of its respective obligations under this Agreement.
(g)    All statements of financial condition and related schedules and all certificates, statements, documents or other information of or relating to such Recourse Liability Party heretofore delivered to Agent or its agents or counsel (i)  are true, correct and complete in all material respects, (ii) do not contain any misleading information or any untrue statements of a material fact, (iii) do not omit to state a material fact and (iv) in the case of all statements of financial condition and related schedules, fairly present the financial condition of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected in the most recent of the aforesaid statements of financial condition and related schedules since the respective dates thereof. No representation or warranty made by such Recourse Liability Party in this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in any material respect.
Section 7.    Liability Not Limited. Recourse Liability Parties’ liability hereunder shall not be subject to, limited by or affected in any way by any nonrecourse provisions or provisions limiting liability contained in the Loan Agreement, the Note, the Mortgage or any other Loan Document. Recourse Liability Parties agree that the indemnities made in Sections 1 and 2 hereof and given in this Agreement are separate and distinct from, independent of and in addition to

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Borrower’s undertakings under the Note, the Mortgage and the other Loan Documents. Recourse Liability Parties agree that a separate action may be brought to enforce the provisions of this Agreement which shall in no way be deemed to be an action on the Note, the Loan Agreement or any other Loan Document. Recourse Liability Parties hereby waive the defenses of laches and any applicable statute of limitations.
Section 8.    Unconditional Character of Obligations.
(a)    Obligations. The obligations of Recourse Liability Parties hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the Note, the Loan Agreement, the Mortgage or the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower, any other Recourse Liability Party or any other Person under any Loan Document, or any setoff, counterclaim, recoupment, limitation or termination, and irrespective of any other circumstances which might otherwise limit recourse against any Recourse Liability Party by Agent or constitute a legal or equitable discharge or defense of a guarantor or surety. Agent may enforce the obligations of Recourse Liability Parties hereunder by a proceeding at law, in equity or otherwise, independent of any foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, and either before or after an action against the Collateral or any part thereof, Borrower or any other Person. Recourse Liability Parties waive diligence, filing of claims with any court, any proceeding to enforce any provision of the Note, the Loan Agreement, the Mortgage or any other Loan Documents against Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to proceed Recourse Liability Parties in any particular order, or to exhaust any security (including the Collateral) for the performance of the obligations of Borrower or any other Person, or to cause a marshalling of Borrower’s assets, and any protest, presentment, notice of default or other notice or demand whatsoever.
(b)    Agreement and Collateral. Without limiting the generality of the provisions of Section 8(a) hereof and except as otherwise limited by applicable law, the obligations of Recourse Liability Parties under this Agreement, and the rights of Agent to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:
(i)    any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, any other Recourse Liability Party or any other Person or the Collateral or any part thereof, including any automatic stay granted pursuant to any provision of a bankruptcy or similar law;
(ii)    any failure by Agent, any Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents or any document or instrument relating thereto;

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(iii)    the sale, transfer or conveyance of the Collateral or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Collateral or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Collateral or any part thereof;
(iv)    the conveyance to Agent, any Lender, any Affiliate of Agent or any Lender or Agent’s or any Lender’s nominee of the Collateral or any interest therein by a deed in lieu of foreclosure;
(v)    the release of Borrower, any other Recourse Liability Party or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise;
(vi)    the release in whole or in part of the Collateral;
(vii)    any failure by Agent to record, register or file the Mortgage, any UCC financing statements or other security document or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Obligations;
(viii)    any recovery from any Recourse Liability Party or any other obligor of any of the Obligations, which recovery is obtained under this Agreement or any other guaranty or indemnity executed in connection with the Loan; or
(ix)    any accuracy or inaccuracy of any representations or warranties made by Borrower, any other Recourse Liability Party or any other Person in any of the Loan Documents.
(c)    Waiver. Recourse Liability Parties hereby expressly and irrevocably waive all defenses in an action brought by Agent to enforce this Agreement based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.
(d)    Agent’s and Lenders’ Ability to Act. Agent and Lenders may deal with Borrower, Affiliates of Borrower and the Collateral in the same manner and as freely as if this Agreement did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Agent, at any time and from time to time, without terminating, affecting or impairing the validity of this Agreement or the obligations of Recourse Liability Parties hereunder.
(e)    Changes to Loan Documents and Other Documents. No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Note, the Loan Agreement, the Mortgage or the other Loan Documents shall in any way alter, impair or affect any of the obligations of Recourse Liability Parties hereunder.

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(f)    Agent’s Remedies. Agent may proceed to protect and enforce any or all of its rights under this Agreement by suit in equity or action at law against any Recourse Liability Party, whether for the specific performance of any covenants or agreements contained in this Agreement or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Recourse Liability Parties. All rights, remedies, powers and privileges conferred by the other Loan Documents are cumulative of all other rights, remedies, powers and privileges herein or by law or in equity provided, or provided in any other Loan Document, and shall not be deemed to deprive Agent of any such other legal or equitable rights, remedies, powers and privileges to enforce the conditions, covenants and terms of this Agreement or the other Loan Documents by judicial proceedings or otherwise, and the employment of any rights, remedies, powers and privileges hereunder or otherwise, shall not prevent the concurrent or subsequent employment of any other appropriate rights, remedies, powers and privileges.
(g)    Actions. At the option of Agent, Recourse Liability Parties may be joined in any action or proceeding commenced by Agent against Borrower in connection with or based upon the Note, the Loan Agreement, the Mortgage or any other Loan Documents and recovery may be had against Recourse Liability Parties in such action or proceeding or in any independent action or proceeding against Recourse Liability Parties to the extent of Recourse Liability Parties’ liability hereunder, without any requirement that Agent first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person. Any demand by Agent for payments, or performance of the obligations under, this Agreement upon Recourse Liability Parties shall not be and shall not be construed to be a release or waiver by Agent of any other obligor with respect to such payment or obligation.
(h)    Continuance or Reinstatement of Agreement Notwithstanding anything to the contrary contained in this Agreement, Recourse Liability Parties agree that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by any Recourse Liability Party to Agent or any Lender and such payment is rescinded or must otherwise be returned by Agent or such Lender upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting any Recourse Liability Party, all as though such payment had not been made. Agent may, but shall not be required to, litigate or otherwise dispute such rescission or its obligation to make such repayments.
(i)    Payments to Recourse Liability Party; Subrogation. In the event that any Recourse Liability Party shall advance or become obligated to pay any sums under this Agreement, or in the event that for any reason whatsoever Borrower or any subsequent owner of the Collateral or any part thereof is now, or shall hereafter become, indebted to any Recourse Liability Party, Recourse Liability Parties agree that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all Obligations, including principal and interest and other amounts, at any time owed to Agent and/or Lenders under the Loan Documents, and (ii) Recourse Liability Parties shall not be entitled to enforce or receive payment thereof until the actual and irrevocable receipt by Agent of payment in full of all Obligations. Nothing herein contained is intended or shall be construed to

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give any Recourse Liability Party any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Agent or any Lender in or to the Collateral, notwithstanding any payments made by any Recourse Liability Party under this Agreement, all such rights of subrogation and participation, if any, being hereby expressly postponed until the actual and irrevocable receipt by Agent of payment in full of all Obligations. If any amount shall be paid to any Recourse Liability Party by reason of the payment of sums by any Recourse Liability Party under this Agreement at any time when any such sums due and owing to Agent and/or Lenders shall not have been fully paid, such amount shall be paid by such Recourse Liability Party to Agent for credit and application against such sums due and owing to Agent and/or Lenders.
(j)    Effect of Foreclosure, Exercise of Remedies. Recourse Liability Parties’ obligations hereunder shall continue notwithstanding a foreclosure, deed in lieu of foreclosure or similar proceeding or transaction involving the Premises or any part thereof or other exercise by Agent of the other remedies under the Loan Documents, at law or in equity; provided, however, Recourse Liability Parties’ liability under this Agreement shall be limited to claims arising as a result of actions first occurring prior to such foreclosure, deed in lieu of foreclosure or similar proceeding or transaction unless caused by the acts of any Recourse Liability Party or Affiliate thereof.
Section 9.        Transfers. Guarantor shall not make (or permit to be made) any Transfer with respect to (i) any direct or indirect ownership interest in Borrower or Operating Lessee or (ii) the direct or indirect ownership interest of any Person in Guarantor, except in each case for a Permitted Transfer in accordance with the Loan Agreement.
Section 10.        Rights of Agent. Unless expressly provided to the contrary in any particular instance, with respect to any and all rights of Agent to (a) give or withhold any consent, approval or other authorization requested by any Recourse Liability Party with respect to this Agreement, (b) make any election or exercise any option granted herein, (c) make any decision, judgment or determination with respect hereto, (d) modify or amend this Agreement or waive any obligation of any Recourse Liability Party hereunder or grant any extension of time for performance of the same or (e) take or omit to take any other action of any kind whatsoever, Agent shall, to the maximum extent permitted by law, have the right, and Recourse Liability Parties expressly acknowledge Agent’s right, in each instance, to make or give the same or take such action or to omit to take such action, as the case may be, in its sole and absolute discretion.
Section 11.        Further Assurances. Recourse Liability Parties shall, within five (5) Business Days after written request, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings or other assurances, and take all such other action, as Agent may, from time to time, deem reasonably necessary in order to give effect to the rights and benefits conferred on Agent and Lenders pursuant to this Agreement.
Section 12.        Amendment, Waivers, Consents and Approvals. No failure or delay of Agent in exercising any power or right hereunder or to demand payment for any sums due pursuant to this Agreement or any other Loan Document, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps

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to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or in any of the other Loan Documents or consent to any departure by any Recourse Liability Party or any other Person therefrom shall in any event be effective unless signed in writing by Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Consents, approvals and waivers granted by Agent for any matters covered under this Agreement or any Loan Document shall not be effective unless signed in writing by Agent, and such consents, approvals and waivers shall be narrowly construed to cover only the parties and facts identified in any such consent, approval or waiver. No notice or demand on any Recourse Liability Party or any other Person in any case shall entitle such Recourse Liability Party or such Person to any other or further notice or demand in similar or other circumstances. Unless expressly provided to the contrary, any consents, approvals or waivers of Agent or Lenders pursuant to this Agreement or any other Loan Documents shall be granted or withheld in Agent’s or Lenders’ sole discretion, as the case may be. No amendment, modification or termination of any provision of this Agreement shall be effective unless in writing and signed by Recourse Liability Parties and Agent.
Section 13.        Binding Effect. This Agreement shall be binding upon Recourse Liability Parties and their respective heirs, legatees, personal representatives, successors and assigns, and shall inure to the benefit of and shall be enforceable by Agent, Lenders and their respective successors and assigns.
Section 14.        Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, and all of which when taken together shall be one and the same Agreement.
Section 15.        Notices. Any notice, demand, request, consent, approval or other communication, which any party hereto may be required or may desire to give hereunder, shall be made in accordance with Section 9.10 of the Loan Agreement to the party to whom notice is being given, in any of the foregoing cases, at the address set forth below:

Agent:	Crédit Agricole Corporate and Investment Bank 1301 Avenue of the Americas New York, New York 10019 Attention: Alexander Larrinaga
with a copy to:

Crédit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, New York 10019
Attention: Real Estate and Lodging Group- David Bowers
and to:
Kaye Scholer LLP
250 West 55th Street

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New York, New York 10019-9710
Attention: Warren J. Bernstein, Esq.

Recourse Liability Parties:	The applicable Recourse Liability Party 14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: David A. Brooks

with a copy to:

Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Brigitte Kimichik, Esq.

Any party may change its address for purposes of this Agreement by giving notice of such change to the other parties pursuant to this Section 15. All such notices, certificates, demands, requests, approvals, waivers and other communications given pursuant to this Section 15 shall be effective when received or refused at the address specified as aforesaid.
Notwithstanding any provision contained herein or in any of the other Loan Documents to the contrary, in the event that Agent shall fail to give any notice to any Recourse Liability Party under this Agreement, the sole and exclusive remedy for such failure shall be to seek appropriate equitable relief to enforce this Agreement to give such notice and to have any action of such Recourse Liability Party postponed or revoked and any proceedings in connection therewith delayed or terminated pending the giving of such notice by Agent, and no Recourse Liability Party shall have any right to damages (whether actual or consequential) or any other type of relief against Agent not specifically provided for herein, all of which damages or other relief are hereby expressly waived. The foregoing is not intended and shall not be deemed under any circumstances to require Agent to give notice of any type or nature to Recourse Liability Parties except as expressly required hereby.
Section 16.        Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect in a particular jurisdiction or as to particular Persons or circumstances, the validity, legality and enforceability of the remaining provisions contained herein (or the effectiveness of the invalid, illegal or unenforceable provision in a different jurisdiction or as to different Persons or circumstances) shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 17.        Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
Section 18.        Governing Law; Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by, and construed in accordance with, the substantive and procedural laws of the State of New York. Recourse Liability Parties irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement, the Note or the other Loan Documents may be brought in (i) the courts of the United States of America located in the Southern District of New York or the District where the Premises are located or (ii) in the state courts of the State and County of New York or the state courts of the State and County where the Premises are located, (b) consent to the jurisdiction of each such court in any such suit, action or proceeding and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each Recourse Liability Party irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to such Recourse Liability Party at its address provided in Section 15 hereof, as the same may be changed pursuant to Section 15 hereof. Nothing in this Section 18, however, shall affect the right of Agent to serve legal process in any other manner permitted by law or affect the right of Agent to bring any suit, action or proceeding against any Recourse Liability Party or its property in the courts of any other jurisdiction. EACH RECOURSE LIABILITY PARTY HEREBY WAIVES, AND AGENT, BY ACCEPTANCE OF THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
Section 19.        Definitional Provisions. For purposes of this Agreement, (a) defined terms used in the singular shall import the plural and vice-versa; (b) the words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) the words “include” and “including” wherever used in this Agreement shall be deemed to be followed by the words “without limitation” and (d) all of the Loan Documents and other documents, instruments and agreements referred to in this Agreement shall be deemed to mean such Loan Documents or other documents, instruments or agreements, as applicable, as they may from time to time be amended, supplemented, restated, consolidated, severed, split, extended, substituted for, partially released, replaced, increased, waived, cross-collateralized, renewed or otherwise modified in accordance with the terms of the Loan Documents.
Section 20.        No Other Party Beneficiary. This Agreement is for the sole benefit of Agent, Lenders and their successors and assigns, and is not for the benefit of any other party. Nothing contained in this Agreement shall be deemed to confer upon anyone other than Agent, Lenders and their successors and assigns any right to insist upon or to enforce the performance or observance of any of the obligations contained herein.

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Section 21.        Joint and Several Obligations. The obligations of Recourse Liability Parties under this Agreement shall be joint and several.
Section 22.        Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Agreement.

[Signatures follow]

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IN WITNESS WHEREOF, Recourse Liability Parties have executed this instrument the day and year first above written.
BORROWER:
ASHFORD PIER HOUSE LP,
a Delaware limited partnership

By: Ashford Pier House GP LLC, a Delaware limited liability company, its general partner
By: /s/ David A. Brooks
Name: David A. Brooks
Title: President and Secretary

OPERATING LESSEE:

ASHFORD TRS PIER HOUSE LLC, a
Delaware limited liability company

By: /s/ Deric S. Eubanks
Name: Deric Eubanks
Title: President

GUARANTOR:

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP, a Delaware limited partnership

By:    Ashford Prime OP General Partner LLC,
    General Partner

    By: /s/ David A. Brooks
Name: David A. Brooks
    Title: Vice President

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